UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

UBIQUITI NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35300	32-0097377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 E. Tasman Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 942-3085

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of General Counsel and Vice President of Legal Affairs

On March 19, 2012, the Board of Directors (the “Board”) of Ubiquiti Networks, Inc. (the “Company”) appointed Jessica Zhou as the Company’s General Counsel and Vice President of Legal Affairs, effective as of March 19, 2012. From January 2009 to March 2012, Ms. Zhou served as General Counsel of Canadian Solar Inc., a public company listed on the NASDAQ and one of the world’s largest solar companies. Prior to that, Ms. Zhou practiced corporate and securities law at Latham & Watkins LLP and other leading international law firms. Ms. Zhou received a doctor of jurisprudence degree from the University of Wisconsin Law School and a bachelor of arts degree from Beijing University.

Departure of Chief Counsel and Assistant Secretary

Mr. Steve Hanley, the Company’s current Chief Counsel and Assistant Secretary, has resigned from the Company effective as of March 16, 2012.

Discretionary Bonus Payment

On March 16, 2012, the Compensation Committee of the Board of the Company (the “Committee”) approved a one-time discretionary bonus grant of 5,000 RSUs (the “Grant”) to Mr. Ben Moore, Vice President of Business Development pursuant to the Company’s Amended and Restated 2010 Equity Incentive Plan. One hundred percent (100%) of the shares subject to the Grant shall vest on December 31, 2012, provided he continues to be a service provider to the Company through such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI NETWORKS, INC.

Date: March 22, 2012	By:	/s/ John Ritchie
	Name:	John Ritchie
	Title:	Chief Financial Officer